                                                                   EXHIBIT 10.1

                                   FORM OF
                          SALARY CONTINUATION AGREEMENT

         THIS SALARY CONTINUATION AGREEMENT (this "Agreement") is made and entered into as of the ___ day of _____, 1997, by and between INTERFACE, INC., a Georgia corporation (the "Company"), and _______________, a resident of _______ ("Employee").

                                 WITNESSETH:

         WHEREAS, Employee is currently employed by the Company in the capacity of ___________________________________;

         WHEREAS, Employee has performed his duties in a capable and efficient manner;

         WHEREAS, the experience of Employee is such that assurance of his continued service to the Company is considered essential to its future growth and profits, and the Company desires to retain the valuable services and business counsel of Employee and to induce Employee to remain in his managerial and supervisory capacity with the Company;

         WHEREAS, the Company further wishes to retain Employee so as to prevent a substantial financial loss which the Company would incur if Employee left the employment of the Company and entered the employment of a competitor;

         WHEREAS, Employee is willing to continue in the employ of the Company, provided the Company will agree to provide to Employee and his beneficiaries an additional benefit in the form of certain payments in the event of Employee's retirement, disability or death;

         WHEREAS, Employee is considered a highly compensated employee or member of a select management group of the Company;

         WHEREAS, the Company and Employee entered into a salary continuation agreement effective as of ___________________ (the "Prior Agreement"), and now desire to modify the Prior Agreement in certain respects; and

         WHEREAS, this Agreement, which continues, amends and restates the Prior Agreement in its entirety, shall be deemed effective as of the original effective date of the Prior Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:




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         1.       Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms, when used with an initial capital letter, shall have the meanings ascribed to them below:

         (a) Authorized Leave of Absence means any period not to exceed one year during which the Company, in its sole discretion, permits Employee to be away from work and which the Company designates as an "authorized leave of absence".

         (b) Beneficiary means the person or persons designated (or deemed designated) by Employee in accordance with the terms of Section 4(b) hereof to receive any death benefit payable under this Agreement upon Employee's death.

         (c) Cause means the reason for termination of Employee's employment is (i) Employee's fraud, dishonesty, gross negligence or willful misconduct with respect to business affairs of the Company, (ii) Employee's refusal or repeated failure to follow the established lawful policies of the Company applicable to persons occupying the same or similar positions; or (iii) Employee's conviction of a felony or other crime involving moral turpitude.

         (d) Change in Control shall mean and be deemed to occur on the earliest of, and upon any subsequent occurrence of, the following:

                  (i) during such period as the holders of the Company's Class B common stock are entitled to elect a majority of the Company's Board of Directors, the Permitted Holders (defined below) shall at any time fail to be the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of a majority of the issued and outstanding shares of the Company's Class B common stock;

                  (ii) at any time during which the holders of the Company's Class B common stock have ceased to be entitled to elect a majority of the Company's Board of Directors, the acquisition by any "person", entity or "group" of "beneficial ownership" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and rules promulgated thereunder) of more than 30 percent of the Company's outstanding capital stock entitled to vote for the election of directors ("Voting Stock");

                  (iii) the effective time of (A) a merger, consolidation or other business combination of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 70 percent of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 70 percent of the Voting Stock, or
(C) a plan of complete liquidation of the Company; and

                  (iv) the election to the Board of Directors of the Company, without the recommendation or approval of Ray C. Anderson if he is then serving on the Board of Directors, or,

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if he is not then serving, of the incumbent Board of Directors of the Company, of the lesser of (1) four directors, or (2) directors constituting a majority of the number of directors of the Company then in office.

         (e) Claims Manager means the Chief Financial Officer of the Company or such other executive officer of the Company as may be designated by the Company's Chief Executive Officer or Board of Directors to serve in such capacity. In the absence of a designated Claims Manager, the Board of Directors shall function as Claims Manager.

         (f)      Code means the Internal Revenue Code of 1986, as amended.

         (g) Disability or Disabled means (i) with respect to the first 60 months of the period in which Employee claims he is unable to work, Employee's mental or physical condition that has lasted for at least six continuous months, that appears to be permanent or indefinite in nature and that prevents Employee from performing all of the substantial and material duties of his regular occupation; and (ii) with respect to the continuous, succeeding period (after such initial 60 months) in which Employee claims he is unable to work, Employee's mental or physical condition resulting from an injury or sickness that prevents Employee from performing all of the substantial and material duties of any occupation for which he is reasonably fitted by education, training or experience.

         (h) Earliest Retirement Date means the first date on which Employee both has attained age 60 (but is not yet age 65) and completed 15 Years of Employment.

         (i) Early Retirement Date means the date, on or after Employee's Earliest Retirement Date but before his Normal Retirement Date, on which Employee actually retires from the employ of the Company, as described in
Section 3 hereof.

         (j) Early Retirement Payments means the early retirement salary continuation payments that will become payable to Employee if he retires on his Early Retirement Date, as described in Section 3 hereof.

         (k) Normal Retirement Date means the first date on which Employee both has attained age 65 and completed 15 Years of Employment.

         (l)      Permitted Holders means the individuals listed on Schedule
10.11 to the Amended and Restated Credit Agreement dated June 30, 1995, by and among the Company, certain of its subsidiaries, SunTrust Bank and the other banks parties thereto (regardless of whether said agreement is terminated or continues in force and effect), provided that, for purposes of this definition, the reference to each such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts created by such individual for the benefit of members of such individual's immediate family.


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         (m)      Salary Continuation Payments means the salary continuation payments that will become payable to Employee if he retires on or after his Normal Retirement Date, as described in Section 2 hereof.

         (n) Schedule A means "Schedule A - Schedule of Benefit Amounts", a copy of which is attached to this Agreement and incorporated herein by this reference.

         (o) Schedule B means "Schedule B - Beneficiary Designation Form", a copy of which is attached hereto and incorporated herein by this reference.

         (p) Year of Employment means each annual period, beginning on April 1, 1973 (that is, the date Employee first became employed by the Company or one of its affiliates), during which Employee is, or has been or is deemed to be continuously employed by the Company or one of its affiliates. For purposes hereof, Employee shall be deemed to be employed by the Company during any Authorized Leave of Absence and any period of Disability. Furthermore, if Employee is involuntarily terminated by the Company without Cause, Employee shall be considered for all purposes of this Agreement as continuing to be actively employed by the Company and his Years of Employment shall include the period after any such termination.

         2.       Normal Retirement Benefit.

         (a) Amount of Salary Continuation Payments. If Employee retires or becomes Disabled on or after his Normal Retirement Date, the Company shall make Salary Continuation Payments to Employee in the amount described under the heading entitled "Salary Continuation Payments" in Schedule A.

         (b) Commencement. Employee's Salary Continuation Payments shall commence within 30 days after Employee's retirement and shall be made monthly thereafter for and during the lifetime of Employee. If the Company involuntarily terminates Employee's employment without Cause before Employee's Normal Retirement Date, Employee nevertheless shall remain eligible to receive Salary Continuation Payments upon attainment of his Normal Retirement Date; provided, however, that if at the time Salary Continuation Payments first become payable to Employee the term of Employee's employment agreement with the Company has not yet expired and the Company has an obligation under said employment agreement to continue to pay amounts of salary and bonus to employee for all or a portion of the remaining term of said employment agreement, then the commencement of Salary Continuation Payments to Employee hereunder shall be delayed until the earlier of (i) the end of the term of said employment agreement for which payments of salary and bonus are payable, or (ii) the date of the final payment of such amounts.

         (c) Post-Retirement Death Benefit. In the event Employee should die after his Salary Continuation Payments have commenced, but before 120 payments have been made to or for his benefit, then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee's Beneficiary.


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         3.       Early Retirement Benefit.

         (a) Eligibility for Benefit. If Employee retires or becomes Disabled on or after his Early Retirement Date, the Company shall make Early Retirement Payments to Employee, subject to the terms of this Section 3. For such Early Retirement Payments to be due and payable, Employee must have given the Secretary or any Assistant Secretary of the Company at least 90 days prior written notice of such early retirement, and such notice shall specify Employee's Early Retirement Date; provided, however, that if Employee is Disabled he shall not be required to give such notice, and his Early Retirement Payments automatically shall commence as of the later of (i) the date he becomes Disabled, or (ii) his Earliest Retirement Date.

         (b) Amount of Early Retirement Payments. The amount of Employee's Early Retirement Payments will be the respective percentage (set forth below opposite Employee's age on his Early Retirement Date) of the Salary Continuation Payments which he would have otherwise received if he was retiring on his Normal Retirement Date:

                                                                        Percentage of Salary
                   Age On Early Retirement Date                        Continuation Payments
                   ----------------------------                        ---------------------

                              60                                                75%
                              61                                                80%
                              62                                                85%
                              63                                                90%
                              64                                                95%

         (c) Commencement. Employee's Early Retirement Payments shall commence within 30 days after Employee's Early Retirement Date and shall be made monthly thereafter for and during the lifetime of Employee. If the Company involuntarily terminates Employee's employment without Cause on or before Employee's Earliest Retirement Date, Employee nevertheless shall remain eligible to receive Early Retirement Payments upon attainment of his Earliest Retirement Date; provided, however, that if at the time Early Retirement Payments first become payable to Employee the term of Employee's employment agreement with the Company has not yet expired and the Company has an obligation under said employment agreement to continue to pay amounts of salary and bonus to employee for all or a portion of the remaining term of said employment agreement, then the commencement of Early Retirement Payments to Employee shall be delayed until the earlier of (i) the end of the term of said employment agreement for which payments of salary and bonus are payable, or (ii) the date of the final payment of such amounts; and, provided further, in this case, the Company shall calculate the percentage reduction applicable to Employee's salary continuation benefit based on Employee's age on the date Early Retirement Benefits actually commence.

         (d) Request for Delay of Early Retirement Payments. If, at least 12 months before Employee otherwise would first be entitled to any Early Retirement Payments, Employee makes an election to defer his receipt of all of his Early Retirement Payments to a date that is on or before the date he attains age 65, the Company shall delay the commencement of benefits payable under this

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Section 3 and shall calculate the percentage reduction (if any) applicable to
Employee's benefit based on Employee's age as of the date he elects for his benefits hereunder to commence. Employee may make two such elections to defer the commencement of his Early Retirement Payments, but no such election shall delay the commencement date beyond his Normal Retirement Date.

         (e) Post-Retirement Death Benefit. In the event Employee should die after his Early Retirement Payments have commenced, but before 120 payments have been made to or for his benefit, then the unpaid balance of such 120 payments shall continue to be paid by the Company to Employee's Beneficiary.

         4.       Pre-Retirement Death Benefit.

         (a) Amount of Death Benefit. If Employee dies (i) while actively employed by the Company, (ii) during a Disability, (iii) after his termination without Cause, or (iv) after his Early Retirement Date but before Salary Continuation Payments or Early Retirement Payments have commenced (in accordance with Section 3(d) above), the amount described under the heading entitled "Death Benefit" in Schedule A shall be paid monthly, commencing within 30 days after Employee's death, in 120 payments over a 10-year period. Notwithstanding anything in this Agreement to the contrary, once Employee commences receiving Salary Continuation Payments or Early Retirement Payments pursuant to the terms of Sections 2 or 3 hereof, no payments shall be due or payable under this subsection, and the death benefit payable to Employee's Beneficiary under this Agreement shall be solely as described in Section 2 or 3, as applicable.

         (b) Beneficiary Designation. Employee shall designate, and from time to time may redesignate, his Beneficiary by completing the beneficiary designation form attached hereto as Schedule B, or by notifying the Company in such other form and manner as the Company may determine. In the event that (i) Employee dies without designating a Beneficiary; (ii) the Beneficiary designated by Employee is not surviving when a payment is to be made to such person under this Agreement, and no contingent Beneficiary has been designated; or (iii) the Beneficiary designated by Employee cannot be located by the Company within one year from the date benefits are to be paid to such person; then, in any of such events, the Beneficiary of such Employee with respect to any benefits that remain payable under this Agreement shall be Employee's surviving spouse, if there be one, and if not, Employee's estate.

         5. Disability Benefit. If Employee becomes Disabled while actively employed by the Company or following his termination by the Company without Cause, the Company shall pay to Employee monthly payments, retroactive to the date Employee's Disabled condition commenced, for a period of up to 60 months, in the amount described under the heading entitled "Disability Benefit" in Schedule A. Such payments shall commence within 10 days after the expiration of such six-month period, with the first payment being the total amount payable for such six-month period then just ended. If Employee's Disability ends within such 60-month period, the Company's obligation to make benefit payments under this Section 5 with respect to the just-ended episode of Disability shall cease immediately, whether or not Employee returns to work with the Company. If, after the expiration of such 60-month period of Disability during which such monthly payments are



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made, Employee's Disability (as defined in Section 1(g)(ii) hereof) continues, the Company will continue the monthly disability payments until such Disability terminates. Notwithstanding anything herein to the contrary, no disability payments (or, if disability payments have begun, no further disability payments) shall be due or payable under this Section 5 (whether during or after the first 60 months of Employee's Disability) for any period for which Salary Continuation Payments or Early Retirement Payments are payable under Sections 2 or 3 hereof.

         6.       Other Provisions Relating to Benefits.

         (a) Acceleration of Payments. The Company reserves the right to accelerate the payment of any benefits payable under this Agreement without the consent of Employee, his Beneficiary, his spouse, the duly appointed representative of his estate or any other person claiming through Employee.

         (b) Independence of Benefits. The benefits payable under this Agreement shall be independent of, and in addition to, any other benefits or compensation payable by the Company to Employee, whether as salary, bonus or otherwise. This Agreement does not involve a reduction in salary or a foregoing of an increase in future salary by Employee, nor does it in any way affect or reduce the existing or future compensation or other benefits of Employee.

         7. Conditions to Payment of Benefits. Notwithstanding anything herein to the contrary, none of the benefits payable under this Agreement to Employee or his Beneficiary shall be payable and all of such future benefits shall be forfeited in the event and at the time Employee fails to meet or comply with any of the following conditions in this Section 7:

         (a) Continuation of Employment. Employee shall be continuously employed by the Company until Employee's Earliest Retirement Date or his death, whichever first occurs. During any Authorized Leave of Absence, any period of Disability and any period following the Company's termination of Employee's employment without Cause, Employee will still be considered to be in the continuous employment of the Company for purposes of this Agreement.

         (b) Consultation Services. Employee shall render such reasonable business consulting and advisory services as the Board of Directors of the Company may call upon him to provide, and as his health may permit, from time to time during the period from his retirement to the earlier of the date of his death or Disability. In this regard, it is understood that (i) such consulting and advisory services shall not require Employee to be active in the Company's day-to-day activities or require Employee to engage in any substantial travel,
(ii) Employee shall perform such services as an independent contractor, and
(iii) Employee shall be reimbursed for all ordinary and necessary business expenses incurred in performing such services.

         (c) Conflict of Interest. During his employment with the Company, Employee shall not engage in any other business enterprise without the prior written consent of the Company. After his retirement from the Company or after his Disability and while he is receiving benefits, he shall not,

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without the Company's prior written consent, engage in any business activity which is in competition with the Company.

         (d) Suicide. Employee shall not commit suicide within two years after the original effective date of the Prior Agreement, whether or not Employee is then sane or insane.

         (e) Compliance with Agreement. Employee shall comply in all material respects with the terms of this Agreement.

         8.       Nature of Obligations.

         (a) Currently Unfunded. The Company's obligations under this Agreement shall be unfunded and unsecured promises to pay the benefits provided for hereunder. Except as provided in subsection (b) hereof, in any other agreement between the Company and Employee, or by the terms of any plan sponsored by the Company, the Company shall not be obligated to fund its obligations under this Agreement; provided, however, that even if not otherwise required to do so, the Company, in its sole discretion, may elect to fund its obligations under this Agreement in whole or in part.

         (b) Funding Upon a Change in Control. Notwithstanding anything to the contrary contained in this Agreement, immediately upon and coincident with a Change in Control, the Company shall contribute to an irrevocable grantor trust (generally referred to as a "rabbi trust"), for which an independent bank or financial institution serves as the trustee, an amount of cash equal to the current single sum present value of the Company's obligation hereunder to Employee, assuming Employee were to remain actively employed until age 65. Such single sum present value amount shall be measured as of the date the Change in Control occurs and shall be determined by applying the mortality tables prescribed in Code Section 417(e) and an interest rate that is the lesser of (i) six percent or (ii) the interest rate used by the Pension Benefit Guaranty Corporation as of the first day of the calendar year in which the Change in Control occurs to value immediate annuities on termination of a Code Section 401(a) qualified defined benefit pension plan. The terms of such rabbi trust shall require the trustee thereof to make payments in accordance with the terms of this Agreement and shall prohibit the trustee from permitting a reversion to the Company of any trust assets until the Company's obligations under this Agreement shall be satisfied in full. The terms of the trust also shall prohibit the investment in any equity interests of the Company with any cash (or investment earnings attributable thereto) contributed with respect to the obligations hereunder. Notwithstanding this mandatory funding of the rabbi trust, if the assets of the trust are insufficient or the trustee for any reason is unable or unwilling to make the payments required hereunder, the Company shall make such payments.

         (c) Investments. It is understood that the Company may make investments so that it will have segregated assets to help pay its obligations hereunder; and, in this regard, Employee hereby agrees to submit to appropriate medical examinations, supply such information and execute such documents, as the Company may reasonably require with respect to such investments. It is understood and agreed that Employee shall have no beneficial or other interest in any such

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investment, which, subject to Section 8(a) and (b) above, at all times shall remain a part of the Company's general assets accessible to its creditors. Accordingly, subject to Section 8(a) and (b) above, the rights of Employee, Employee's Beneficiary or any other person claiming through Employee under this Agreement shall be solely those of an unsecured general creditor of the Company. Employee, his Beneficiary or any other person claiming through Employee, shall only have the right to receive from the Company those payments which are specified under this Agreement. No asset used or acquired by the Company in connection with its obligations and liabilities hereunder shall be deemed to be held under any trust for the benefit of Employee or his Beneficiary (except as provided in Section 8(a) and (b) above), nor shall any such asset be considered as security for the performance of the obligations and liabilities of the Company hereunder.

         9. Employment Rights. This Agreement shall not be deemed to constitute a contract of employment between the Company and Employee, and shall not create any rights in Employee to continue in the Company's employ for any specific period of time or any other rights in Employee or obligations on the part of the Company, except as are expressly set forth herein. No provision hereof shall restrict the right of the Company to discharge Employee or restrict the right of Employee to terminate his employment with the Company.

         10. Nonalienation of Benefits. No right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of Employee or his Beneficiary. If Employee or his Beneficiary shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Board of Directors of the Company, cease and terminate; and in such event, the Company may hold or apply same or any part thereof for the benefit of Employee or his Beneficiary, his spouse, children or other dependents, or any of them, in such manner and in such proportion as the Board of Directors of the Company may deem proper under the then existing circumstances. Notwithstanding the foregoing, the Company shall have the right, exercisable solely in its discretion, to offset against any benefits payable hereunder, at the time same become payable to Employee (or to his Beneficiary in the event of his death), any then existing indebtedness of any kind of Employee to the Company, whether or not such indebtedness is otherwise deemed due and payable.

         11. Agreement Binding on Successors. This Agreement is solely between the Company and Employee, and Employee and his Beneficiary shall have recourse only against the Company and its successors and assigns for enforcement hereof, except to the extent a "rabbi trust" is established pursuant to Section 8(b) hereof. This Agreement will be binding upon Employee's Beneficiary, heirs and personal representatives and upon the successors and assigns of the Company. Any person or business entity succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets or otherwise, shall be bound by and shall adopt and assume this Agreement (which assumption shall not negate the obligation of the Company to immediately fund its obligations hereunder in the event of a Change in Control, as provided in

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Section 8(b) hereof), and the Company shall obtain the express assumption of this Agreement by any such successor.

         12.      Claims Manager and Claims Procedure.

         (a) Claims Procedure. Benefits shall be paid in accordance with the provisions of this Agreement. The Claims Manager shall be the Company's representative for purposes of making all determinations as to the right of Employee or any other person to a benefit under this Agreement, and any requests for such a benefit must be made in a writing mailed or delivered to the Claims Manager. If such a request is wholly or partially denied, notice of the decision shall be mailed to the claiming person no later than 45 days after the receipt of the request by the Claims Manager. Such a notice of denial shall include the following:

                  (i)      The specific reason or reasons for such denial;

                  (ii) The specific reference to pertinent provisions of this Agreement on which the denial is based;

                  (iii) A description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv) A description of this Agreement's claim review procedure.

         (b) Claim Review Procedure. The claim review procedure is available upon written request by the claimant to the Claims Manager within 60 days after receipt by the claimant of written notice of the denial of the claim, and includes the right to examine pertinent documents and Company data and submit issues and comments in writing to the Claims Manager. The decision on review will be in writing and written in a manner calculated to be understood by the claimant, will be made within 30 days after receipt of the request for review (unless special circumstances warrant an extension of time not to exceed an additional 30 days), and will include specific reasons for the decision with references to the specific Agreement provisions on which the decision is based.

         13.      General Provisions.

         (a) Notices. All notices, consents and other communications required or authorized to be given by either party to the other under this Agreement shall be in writing and shall be deemed to have been given or submitted (i) upon actual receipt if delivered in person or by facsimile transmission, (ii) upon the earlier of actual receipt or the expiration of two business days after sending by express courier (such as UPS or Federal Express), and (iii) upon the earlier of actual receipt or the expiration of seven days after mailing if sent by registered or certified express mail, postage prepaid, to the parties at the following addresses:


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         To the Company:            Interface, Inc.
                                    2859 Paces Ferry Road, Suite 2000
                                    Atlanta, Georgia 30339
                                    Fax No.: 770-437-6822
                                    Attn: Chief Executive Officer

         With a copy to:            Interface, Inc.
                                    2859 Paces Ferry Road, Suite 2000
                                    Atlanta, Georgia 30339
                                    Fax No.: 770-319-6270
                                    Attn: General Counsel

         To Employee:
                                    ----------------------------------



Employee shall be responsible for providing the Company with a current address. Either party may change its address (and facsimile number) for purposes of notices under this Agreement by providing notice to the other party in the manner set forth above.

         (b) Entire Agreement; Governing Law. This Agreement contains the entire agreement between the parties hereto relating to the matters provided herein, and no representation or warranty not expressly contained or incorporated by reference herein is made by either party. This Agreement shall not be modified or amended in any manner except by an instrument in writing executed by the parties or their respective successors in interest, which makes reference to this Agreement. To the extent not controlled by the terms of the Employee Retirement Income Security Act of 1974, as amended, this Agreement shall be governed by, and construed and enforced in accordance with, Georgia law. The provisions of this Agreement are severable, and the validity or invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

         (c) Affiliates. For purposes of this Agreement, Employee shall be considered as being employed by the Company if he is employed by any corporation controlled by the Company (such as a subsidiary, or a subsidiary of a subsidiary) or a corporation which is a successor of the Company.


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         IN WITNESS WHEREOF, the individual party has executed this Agreement, and the corporate party has caused this Agreement to be executed by its duly authorized officers, as of the date first written above.

                                     INTERFACE, INC.


                                     By:
                                        ---------------------------------------

                                     Attest:
                                             ----------------------------------


                                     EMPLOYEE:



                                     ------------------------------------------

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                                   SCHEDULE A

                           SCHEDULE OF BENEFIT AMOUNTS


                          Salary Continuation Payments

         A monthly payment equivalent to the amount which is 1/12th of 40% of the average annual compensation (including only salary and cash bonus, exclusive of compensation from stock options, restricted stock and any other benefit or compensation program) paid by the Company for the three calendar years of Employee's highest compensation during the last five full calendar years of Employee's employment with the Company ending on or prior to the effective date of Employee's retirement. (The cash bonus applicable to a particular calendar year is the bonus paid typically within the first calendar quarter of the following year.)


                                  Death Benefit

         A monthly payment equivalent to the amount which is 1/12th of 40% of the average annual compensation (including only salary and cash bonus, exclusive of compensation from stock options, restricted stock and any other benefit or compensation program) paid by the Company for the three calendar years of Employee's highest compensation during the last five full calendar years of Employee's employment with the Company ending on or prior to the date of Employee's death.


                           Monthly Disability Benefit

         Employee's monthly disability payment shall be that percentage of his compensation at the time of commencement of Disability which, combined with all other Company-sponsored disability security payments (excluding Social Security) then being paid to Employee (or to which he is entitled), equals 66 2/3% of the compensation payable by the Company to Employee at the commencement of such Disability. For purposes of this section, "compensation" shall have the same meaning as in the Company's disability insurance policy covering Employee at the time his Disability commenced, and if no such policy is then in effect, shall be construed to be average annual compensation as described for the benefits above.

                                   SCHEDULE B

                          BENEFICIARY DESIGNATION FORM

   [ ] New Election     [ ] Change of Election     Effective Date:
                                                                   -------------
--------------------------------------------------------------------------------


A.       EMPLOYEE INFORMATION

         NAME:
              ------------------------------------------------------------------
         ADDRESS:
                 ---------------------------------------------------------------
         SOCIAL SECURITY NO.:
                             -------------------------
--------------------------------------------------------------------------------

B.       BENEFICIARY DESIGNATION

         I hereby revoke all previously designated beneficiaries, if any, and hereby direct that, upon my death, any death benefit payable under the Salary Continuation Agreement between Interface, Inc. and me, dated as of April 1, 1997, to my survivor(s), shall be paid to the following person (persons) as my primary or secondary beneficiary (beneficiaries) in the following proportions:

         Primary Beneficiary(ies) - Name & Address                                  Relationship     Social Security #   Percentage

         --------------------------------------------------------------------------------------------------------------------------
         --------------------------------------------------------------------------------------------------------------------------
         --------------------------------------------------------------------------------------------------------------------------

         Secondary Beneficiary(ies) - Name & Address                                Relationship     Social Security #   Percentage

         --------------------------------------------------------------------------------------------------------------------------
         --------------------------------------------------------------------------------------------------------------------------
         --------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------


C.       SIGNATURE OF EMPLOYEE

         I hereby acknowledge that I have read the instructions attached to this form and that all of the information I have provided on this form is true and correctly indicates my wishes.


                      -------------------------------------
                             (Employee's Signature)

                      -------------------------------------
                                     (Date)

                                  INSTRUCTIONS


        BE SURE THAT YOU READ THESE INSTRUCTIONS BEFORE COMPLETING THIS BENEFICIARY DESIGNATION FORM.

--------------------------------------------------------------------------------


GENERAL INSTRUCTIONS

Under the terms of the Salary Continuation Agreement, you have the right to designate the person or persons who will be your beneficiary and receive your death benefit. To designate one or more beneficiaries, you should complete this form.

--------------------------------------------------------------------------------


EMPLOYEE INFORMATION

Fill in the requested information completely and accurately.

--------------------------------------------------------------------------------


BENEFICIARY DESIGNATION

You may appoint one or more primary beneficiaries and one or more secondary beneficiaries. A secondary beneficiary will only receive your unpaid death benefit if your primary beneficiaries do not survive you. If you designate two or more primary beneficiaries and one of the primary beneficiaries does not survive you, the remaining primary beneficiary or beneficiaries will receive your unpaid death benefit. The secondary beneficiary will only receive benefits if no primary beneficiaries are surviving.

You may designate the percentage of your unpaid death benefit each beneficiary should receive. If you do not so indicate, your death benefit will be divided equally.

--------------------------------------------------------------------------------


SIGNATURE OF EMPLOYEE

The form will be rejected if you do not sign it.